Exhibit 10.1




                                 THIRD AMENDMENT

                                     TO THE

                                CREDIT AGREEMENT

                               dated July 29, 2003

                                     between

                          WESTERN PLAINS ENERGY, L.L.C.
                                   as Borrower

                                       and

                      AGCOUNTRY FARM CREDIT SERVICES, FLCA
                                    as Lender


                                  March 7, 2006


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                                THIRD AMMENDMENT
                                     to the
                                CREDIT AGREEMENT

     THIS THIRD AMENDMENT to the CREDIT AGREEMENT (the "Third Amendment") dated July 29, 2003 (the "Agreement"), is made and entered into as of March 7, 2006, by and between WESTERN PLAINS ENERGY, L.L.C., a Kansas limited liability company ("Borrower") and AGCOUNTRY FARM CREDIT SERVICES, FLCA ("Lender").

     WHEREAS, the parties entered into the First Amendment to the Agreement on March 4, 2004 (the "First Amendment");

     WHEREAS, the parties entered into the Second Amendment to the Agreement on November 15, 2004 (the "Second Amendment");

     WHEREAS, pursuant to Section 9.02(b) of the Agreement, Lender and Borrower hereby agree to further amend the Agreement subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

     1. Definitions. Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings provided for in the Agreement.

     2. Suspension of Additional Payments. The requirement that Borrower make additional payments pursuant to Section 2.10 of the Agreement is hereby suspended until further notice by Lender.

     3. Restricted Payments. Section 7.05 of the Agreement is deleted in its entirety and replaced with the following language:

          Section 7.05 Restricted Payments. Beginning March 31, 2006 and thereafter, other than dividends or distributions payable by Borrower solely in units of any class of its membership interests, Borrower will not declare or make, or agree to pay or make, directly or indirectly, any dividend or distribution on any class of its membership interests, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any membership interest, or any options, warrants, or other rights to purchase any of the foregoing, whether now or hereafter outstanding, or any payment in respect of Indebtedness subordinated to the Obligations, except Borrower may, so long as no Default or Event of Default has occurred and is then continuing or would result from such payment, declare and pay distributions to its members in respect of the membership interest as follows:

               (a) Borrower may distribute an amount of up to 75% of Net Income; and

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               (b) So long as Borrower achieves and maintains a Leverage Ratio that exceeds 0.60:1.00 and working capital that exceeds $5,000,000 (in each case as reported on audited fiscal year end financial statements), Borrower may distribute up to 100% of Net Income; provided, the limitations set forth in (a) above will be reinstated if Borrower's Leverage Ratio falls below 0.60:1.00 or working capital falls below $5,000,000 at any quarterly reporting period.

     Distributions for any prior fiscal year must be declared by Borrower's board of managers within 120 days of such fiscal year end or allowance hereunder to declare and pay the distribution for such fiscal year will be deemed waived by Borrower and disallowed. In addition, distributions for any current fiscal year may be declared and paid by Borrower's board of managers at any time during such fiscal year. Minutes of Borrower's board of managers' meeting, or a writing in lieu of meeting signed by all members of the board of managers, for which any distribution is declared must, at a minimum, state the fiscal year period for which any distribution will be made.

     Distributions in respect of Net Income for the prior year may not be paid until after confirmation of Net Income in Borrower's financial statements submitted pursuant to Section 5.01(a). Distributions in respect of Net Income for the current period may be paid in accordance with Borrower's internally prepared year-to-date financial statements reflecting its Net Income for the year; provided, Borrower must promptly provide for additional capital in the event the amount of distributions exceed the amount allowed based on Borrower's audited financial statements for such year. In addition, notwithstanding the foregoing, Borrower may make payments on subordinate Indebtedness to the extent such payments are allowed under an intercreditor agreement between Lender and the other lender or creditor to which such payments are made.

     4. 2005 Dividend Approval/Waiver. Lender hereby grants Borrower's request to pay a dividend to its members for income earned through December 31, 2005, in the amount of $4,080,000. By approving this request, Lender waives Borrower's compliance for the fiscal quarter ending December 31, 2005, of Section 7.05 of the Agreement (as amended in this Third Amendment). This is a temporary, one-time waiver of compliance with Section 7.05 of the Agreement based on current circumstances as they now exist. Compliance with this section must be adhered to in all future periods.

     5. Representations; Events of Default. In order to induce Lender to execute this Third Amendment, the Borrower hereby:

          (a) makes and renews to Lender the representations and warranties set forth in Article IV of the Agreement; and

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          (b) certifies to Lender that no Default or Event of Default has occurred under the Agreement.

     6. Expenses. The Borrower shall pay or reimburse Lender for attorneys' fees and costs of Lender's legal counsel in connection with the preparation, execution, delivery and consummation of this Third Amendment and in connection with enforcement or protection of Lender's rights under the Agreement.

     7. General. On and after the effectiveness of this Third Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Agreement, and each reference in the loan documents to the Agreement, shall mean the Agreement as amended by the First Amendment, Second Amendment, and this Third Amendment. The Agreement shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

     8. Counterpart Signatures. This Third Amendment may be executed by each party in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one binding document.



                            [Signature Page Follows]


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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

             BORROWER:

             WESTERN PLAINS ENERGY, L.L.C.


                              By:  /s/ Jeff Torluemke
                                  ---------------------------------
                              Name:  Jeff Torluemke
                                     -----------------------------
                              Title:  Chairman/President
                                      ----------------------------


             LENDER:

             AGCOUNTRY FARM CREDIT SERVICES, FLCA


                              By:   /s/ Randy Aberle
                                   -------------------------------
                              Name:  Randy Aberle
                                     -----------------------------
                              Title:    VP - Agribusiness Finance
                                      ----------------------------

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